Exhibit 1.1

ARAMARK

20,000,000 Shares of Common Stock

Underwriting Agreement

May 29, 2014

Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

    As representatives of the several Underwriters

named in Schedule I hereto,

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) holding shares of common stock, par value $0.01 per share (“Stock”) of Aramark, a Delaware corporation (the “Company”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 20,000,000 shares of common stock, par value $0.01 per share (“Stock”) of the Company and, at the election of the Underwriters, up to 3,000,000 additional shares of Stock. The aggregate of 20,000,000 shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 3,000,000 additional shares to be sold by certain of the Selling Stockholders is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-196050) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii) For the purposes of this underwriting agreement (the “Agreement”), the “Applicable Time” shall mean the date and time when sales of Shares were first made; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not

include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v) Since the date of the most recent financial statements of the Company included in the Pricing Prospectus (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change or development in the condition (financial or otherwise), business, results of operations or management of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pricing Prospectus;

(vi) Each of the Company and its subsidiaries owns or leases all real properties as are necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(vii) Each of the Company and its subsidiaries has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in each of the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix) [Reserved];

(x) None of the execution and delivery of this Agreement, the sale of the Shares by the Selling Stockholders or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Significant Subsidiary is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Significant Subsidiary or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or result in the violation of the charter, bylaws or equivalent organizational document of the Company or Significant Subsidiary;

(xi) No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body or, to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement (including, without limitation, the sale of the Shares), except for the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold in connection with the transactions contemplated hereby;

(xii) None of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in each of the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and under the caption “Certain United States Federal Income Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus;

(xv) None of the Company or any of its subsidiaries is an “investment company”, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Act;

(xvii) KPMG LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements of the Company included in the Pricing Prospectus, are independent auditors with respect to the Company within the meaning of the Act;

(xviii) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”). The Company and each of its subsidiaries in which it owns a majority interest maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xix) The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company;

(xxii) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Pricing Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on a consolidated basis as of the dates and for the periods indicated in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected historical financial data set forth under the caption “Summary—Summary Consolidated Financial Data” in the Pricing Prospectus fairly presents in all material respects, on the basis stated in the Pricing Prospectus, the information included therein;

(xxiii) The Company and its subsidiaries have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and except as set forth in or contemplated in the Pricing Prospectus and have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Pricing Prospectus;

(xxiv) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Company or any of its subsidiaries currently occurring or, to the knowledge of the Company, threatened;

(xxv) The Company and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(xxvi) No wholly-owned subsidiary of the Company is prohibited, directly or indirectly, (i) from paying any dividends to the Company or any subsidiary, (ii) from making any other distribution on such subsidiary’s capital stock or membership interests, (iii) from repaying to the Company or any subsidiary any loans or advances to such subsidiary from the Company or any subsidiary or (iv) from transferring any of such subsidiary’s property or assets to the Company or any subsidiary of the Company, except, in each case, as may be limited by applicable state corporation or limited liability company law or any applicable foreign law or foreign exchange regulation and/or as described in the Pricing Prospectus;

(xxvii) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus;

(xxviii) The Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Prospectus;

(xxix)(i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company or any of its subsidiaries has incurred or, except as set forth or contemplated in the Pricing Prospectus, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

(xxx) The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Pricing Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Pricing Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(xxxi) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained in the Pricing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxiv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), or the European Union, Her Majesty’s Treasury (“HMT”) or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions;

(xxxv) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole except as otherwise disclosed in the Pricing Prospectus; and

(xxxvi) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”). The Company has taken all necessary action to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act (including Section 402 related to loans and Section 301 and 906 related to certifications) and is actively taking steps to ensure that it will be in compliance with all other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, if applicable, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and, if applicable, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation or the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except in the case of (A) and (C), as would not, individually or in the aggregate, affect the validity of the Shares to be sold by such Selling Stockholder or reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and, if applicable, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and, if applicable, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery; and, upon delivery of such Shares and payment therefor pursuant hereto, valid and unencumbered title to such Shares will pass to the several Underwriters;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein in the preparation of the answers to Items 7 and 11(m) of Form S–1, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and, such statements do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

(vi) With respect to any Selling Stockholder that expects to transfer the Shares to be sold by it through the Custodian (as defined below), certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(vii) The Shares represented by the certificates held in custody for such Selling Stockholder are subject to the interests of the Underwriters hereunder; if applicable, the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $24.54375, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Certain of the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 3,000,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by certain of the Selling Stockholders as set forth in Schedule II hereto initially with respect to the Optional Shares to be sold by such Selling Stockholders in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. [Reserved]

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Custodian to the Representatives at least forty-eight hours in advance. The Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on June 4, 2014 or such other time and date as the Representatives and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Selling Stockholders and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Cahill Gordon & Reindel LLP: 80 Pine Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery without your consent which shall not be unreasonably withheld; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you and the Selling Stockholders, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the

Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders (which may be satisfied by filing with the Commission’s EDGAR system), as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of three of the four Representatives; provided, however, that if (1) during the last 17 days of the Company Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Company Lock-Up Period, then in each case the Company Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless three of the four Representatives waive, in writing, such extension; in the event of any announcement that gives rise to an extension of the Company Lock-Up Period or the Stockholder Lock-Up Period (as defined in the Stockholder Lock-Up Agreements), the Company will provide the Representatives and, in the case of any announcement that gives rise to an extension of the Stockholder Lock-Up Period, the Selling Stockholders with prior notice of such announcement. The restrictions in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the Shares to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (C) any options or other awards (including without limitation restricted stock or restricted stock units), or shares of Stock issued with respect to such options and other awards, granted under Company stock plans or otherwise in equity compensation arrangements, in each case as in effect on the date hereof, with directors, officers and employees of the Company, its subsidiaries and any joint ventures 50% owned by the Company, (D) the issuance of any other securities registered pursuant to any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Prospectus or (E) the issuance of up to 5% of the outstanding shares of Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity; provided in the case of this clause (E) the transferee of such shares agrees to be bound in writing to the restrictions set forth in this clause (E);

(ii) If three of the four Representatives, in their sole respective discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(j) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver;

(f) [Reserved];

(g) During a period of eighteen months from the effective date of the Registration Statement, furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver the Representatives as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statements furnished to or filed with the Commission that is publically available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(h) [Reserved];

(i) To use its commercially reasonable efforts to maintain the listing of the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a) The Company represents and agrees that, without the prior consent of each of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and each of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and each of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and each of the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and

(d) Each Selling Stockholder agrees, in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, to deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky survey; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) the cost of preparing stock certificates; if applicable (vi) the cost and charges of any transfer agent or registrar, (vii) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the officers of the Company, and the cost of aircraft and other transportation chartered in connection with the road show, provided, however, that the Underwriters shall be responsible for 50% of the equivalent third party costs of any private aircraft incurred by or on behalf of the Company in respect of such presentations and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) except as otherwise agreed between the Company and the Selling Stockholders, including pursuant to any registration rights agreement, such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and such Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct in all material respects (except to the extent already qualified by materiality or Material Adverse Effect in which case such representation or warranty shall be true and correct in all respects), the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cahill Gordon & Reindel LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c) Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter each in the form agreed to on the date hereof, dated such Time of Delivery;

(d) The respective counsel for certain of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel each in the form agreed to on the date hereof, dated such Time of Delivery;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f) Since the date of the most recent financial statements of the Company included in the Pricing Prospectus there shall not have been any change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Pricing Prospectus, the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of “lock-up” agreements from the executive officers, directors affiliated with certain of the the Selling Stockholders and stockholders of the Company, in each case, listed on Schedule IV hereto (the “Stockholder Lock-Up Agreements”) in the form agreed to on the date hereof;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) (1) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, (2) the Company and the Selling Stockholders shall have furnished or cause to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and (3) the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Underwriter or Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use therein.

(b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1; and will reimburse each Underwriter and the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the public offering price of the Shares as set forth in the Prospectus, less all underwriting discounts and commissions (but before giving effect to expenses) (the “Selling Stockholder Net Proceeds”).

(c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, except as provided in paragraph (e) below. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Net Proceeds exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) (i) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each Selling Stockholder and each person, if any, who controls any Underwriter or any Selling Stockholder within the meaning of the Act and each broker-dealer affiliate of any Underwriter, (ii) the obligations of each Selling Stockholder under this Section 9 shall be in addition to any liability which such Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls any Underwriter or the Company within the meaning of the Act and each broker-dealer affiliate of any Underwriter, and (iii) the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Selling Stockholder and the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. The Company, the Selling Stockholders and the Underwriters acknowledge and agree (i) that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the second and third sentences of the sixth paragraph and the eleventh, twelfth, thirteenth and twenty-sixth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus and includes any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus and (ii) that the only information furnished or to be furnished to the Company by any Selling Stockholders expressly for use in the preparation of the answers to Items 7 and 11(m) of Form S-1 and set forth in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists solely of the information set forth in the beneficial ownership table and in the footnotes thereto included under the caption “Principal and Selling Stockholder” in the Prospectus with respect to such Selling Stockholder.

13. If this Agreement shall be terminated pursuant to Section 8(h)(iv), Section 8(h)(v) or Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Goldman, Sachs & Co., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD and Morgan Stanley & Co. LLC 1585 Broadway, New York, NY 10036, (fax: (646) 290-2639), Attention: Equity Syndicate Desk, with a copy to the Legal Department, if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD and Morgan Stanley & Co. LLC 1585 Broadway, New York, NY 10036, (fax: (646) 290-2639), Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is or is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by a Selling Stockholder, the Shares being sold to such Underwriter shall not include any Shares attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or any other amounts attributable to such client (and, if there is any unsold allotment in the offering at the First Time of Delivery, such unsold allotment in respect of Shares attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

ARAMARK

By:	/s/ L. Frederick Sutherland
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

Very truly yours,

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Stephen Murray
	Name:	Stephen Murray
	Title:	President & CEO

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P., its General Partner

By:	CCMP Capital Associates GP, LLC, its General Partner

By:	/s/ Stephen Murray
	Name:	Stephen Murray
	Title:	President & CEO

Very truly yours,

GS CAPITAL PARTNERS V FUND, L.P.

By:	GSCP V Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev Mehra
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

By:	GSCP V Offshore Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev Mehra
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS V GMBH & CO. KG

By:	GS Advisors V, L.L.C., its Managing Limited Partner

By:	/s/ Sanjeev Mehra
	Name:	Sanjeev Mehra
	Title:	Vice President

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	GS Advisors V, L.L.C. Limited Partner

By:	/s/ Sanjeev Mehra
	Name:	Sanjeev Mehra
	Title:	Vice President

Very truly yours,

J.P. MORGAN PARTNERS (BHCA), L.P.			J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

By:	JPMP Master Fund Manager, L.P., its General Partner		By:	JPMP Global Investors, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner		By:	JPMP Capital Corp., its General Partner

By:	/s/ Ana Capella Gomez-Acebo		By:	/s/ Ana Capella Gomez-Acebo
	Name:	Ana Capella Gomez-Acebo		Name:	Ana Capella Gomez-Acebo
	Title:	Managing Director		Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.			J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN) II, L.P.

By:	JPMP Global Investors, L.P., its General Partner		By:	JPMP Global Investors, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner		By:	JPMP Capital Corp., its General Partner

By:	/s/ Ana Capella Gomez-Acebo		By:	/s/ Ana Capella Gomez-Acebo
	Name:	Ana Capella Gomez-Acebo		Name:	Ana Capella Gomez-Acebo
	Title:	Managing Director		Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.			J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

By:	JPMP Global Investors, L.P., its General Partner		By:	JPMP Global Investors, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner		By:	JPMP Capital Corp., its General Partner

By:	/s/ Ana Capella Gomez-Acebo		By:	/s/ Ana Capella Gomez-Acebo
	Name:	Ana Capella Gomez-Acebo		Name:	Ana Capella Gomez-Acebo
	Title:	Managing Director		Title:	Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

By:	JPMP Global Investors, L.P., its General Partner

By:	JPMP Capital Corp., its General Partner

By:	/s/ Ana Capella Gomez-Acebo
	Name:	Ana Capella Gomez-Acebo
	Title:	Managing Director

Very truly yours,

THOMAS H. LEE EQUITY FUND VI, L.P.			THL COINVESTMENT PARTNERS, L.P.
By: THL Equity Advisors VI, LLC, its general partner			By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Partners, L.P., its sole member			By: Thomas H. Lee Advisors, LLC, its general partner
By: Thomas H. Lee Advisors, LLC, its general partner			By: THL Holdco, LLC, its managing member
By: THL Holdco, LLC, its managing member
			By:	/s/ Charles P. Holden
By:	/s/ Charles P. Holden			Name:	Charles P. Holden
	Name:	Charles P. Holden		Title:	Managing Director
	Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.			PUTNAM INVESTMENT EMPLOYEES’ SECURITIES COMPANY III, LLC
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member By: Thomas H. Lee Advisors, LLC, its general partner By: THL Holdco, LLC, its managing member			By: Putnam Investment Holdings, LLC, its managing member By: Putnam Investments, LLC, its managing member By: Thomas H. Lee Advisors, LLC, its attorney-in-fact By: THL Holdco, LLC, its managing member
By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director	By:	/s/ Charles P. Holden
				Name:	Charles P. Holden
				Title:	Managing Director
THL EQUITY FUND VI INVESTORS (ARAMARK), LLC
By: THL Equity Advisors VI, LLC, its manager			THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: Thomas H. Lee Partners, L.P., its sole member			By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact			By: Thomas H. Lee Partners, L.P., its sole member
By: THL Holdco, LLC, its managing member			By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member
By:	/s/ Charles P. Holden
	Name:	Charles P. Holden	By:	/s/ Charles P. Holden
	Title:	Managing Director		Name:	Charles P. Holden
				Title:	Managing Director
PUTNAM INVESTMENT HOLDINGS, LLC
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden
	Name:	Charles P. Holden
	Title:	Managing Director

Very truly yours,

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its General Partner
By:	Warburg Pincus Partners LLC, its Sole Member
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Barr
	Name:	David Barr
	Title:	Partner

/s/ Joseph Neubauer
Name:	Joseph Neubauer

NATIONAL PHILANTHROPIC TRUST

By:	/s/ Eileen R. Heisman
	Name:	Eileen R. Heisman
	Title:	President & CEO

The Management Selling Stockholders named in Schedule II hereto

By:	/s/ Stephen Reynolds
	Name:	Stephen Reynolds
	Title:	Executive Vice President, General Counsel and Secretary

As Attorney-in-Fact acting on behalf of each of the Management Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof

Goldman, Sachs & Co.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

On behalf of itself and each of the other Underwriters

Accepted as of the date hereof

J.P. Morgan Securities LLC

By:	/s/ Barrett Frankel
	Name:	Barrett Frankel
	Title:	Executive Director

On behalf of itself and each of the other Underwriters

Accepted as of the date hereof

Credit Suisse Securities (USA) LLC

By:	/s/ John B. Pilant
	Name:	John B. Pilant
	Title:	Managing Director

On behalf of itself and each of the other Underwriters

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ John Tyree
	Name:	John Tyree
	Title:	Managing Director

On behalf of itself and each of the other Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	4,400,000	660,000
J.P. Morgan Securities LLC	4,400,000	660,000
Credit Suisse Securities (USA) LLC	2,900,000	435,000
Morgan Stanley & Co. LLC	2,900,000	435,000
Barclays Capital Inc.	1,200,000	180,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000	180,000
RBC Capital Markets, LLC	1,000,000	150,000
Wells Fargo Securities, LLC	1,000,000	150,000
Robert W. Baird & Co. Incorporated	300,000	45,000
PNC Capital Markets LLC	125,000	18,750
Rabo Securities USA, Inc.	125,000	18,750
Santander Investment Securities Inc.	125,000	18,750
SMBC Nikko Securities America, Inc.	125,000	18,750
Samuel A. Ramirez & Company, Inc.	100,000	15,000
The Williams Capital Group, L.P.	100,000	15,000

Total	20,000,000	3,000,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Principal Stockholders:
CCMP Capital Investors II, L.P.	1,910,674	312,692
CCMP Capital Investors (Cayman) II, L.P.	254,668	41,678
GS Capital Partners V Fund, L.P.	2,280,364	373,194
GS Capital Partners V Offshore Fund, L.P.	1,177,942	192,776
GS Capital Partners V Institutional, L.P.	781,970	127,973
GS Capital Partners V GmbH & Co. KG	90,407	14,796
J.P. Morgan Partners (BHCA), L.P.	1,221,069	199,834
J.P. Morgan Partners Global Investors, L.P.	292,709	47,903
J.P. Morgan Partners Global Investors A, L.P.	44,976	7,361
J.P. Morgan Partners Global Investors (Cayman), L.P.	146,953	24,050
J.P. Morgan Partners Global Investors (Cayman) II, L.P.	16,434	2,690
J.P. Morgan Partners Global Investors (Selldown), L.P.	99,106	16,219
J.P. Morgan Partners Global Investors (Selldown) II, L.P.	344,095	56,313
Thomas H. Lee Equity Fund VI, L.P.	2,384,689	390,266
Thomas H. Lee Parallel Fund VI, L.P.	1,614,784	264,268
Thomas H. Lee Parallel (DT) Fund VI, L.P.	282,070	46,162
THL Equity Fund VI Investors (Aramark), LLC	20,428	3,343
THL Coinvestment Partners, L.P.	4,375	716
Putnam Investment Holdings, LLC	12,171	1,992
Putnam Investment Employees’ Securities Company III, LLC	12,166	1,991
Warburg Pincus Private Equity IX, L.P	4,422,608	723,783
Directors and Named Executive Officers:
Joseph Neubauer	1,000,000	150,000
L. Frederick Sutherland	150,000	—
McWain Partners, LLC	50,000	—
Lynn B. McKee	158,333	—
Lynn B. McKee & Gerard McKee JT TEN	61,472	—
Management Selling Stockholders:
Pablo Achurra Fontaine	25,043	—
Bruce W. Fears	61,888	—
Anthony Ashe	16,429	—
Juergen Vogl	15,978	—
Barry F. Bevacqua	10,000	—
Christopher Rackers	2,029	—
Frank Kiely	5,216	—
Lynn Ervin	7,465	—
Ian A. Mackay	5,793	—
Constance Lahoda	1,134	—
Phillippe Villain	7,574	—
Thomas Scott Shontz	1,038	—
Annette Cannata Heng	5,300	—
Charles Lousignont	570	—
James Heisler	80	—
Other Selling Stockholders:
National Philanthropic Trust	1,000,000	—

Total:	20,000,000	3,000,000

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $25.50

The number of Shares purchased by the Underwriters is 20,000.

SCHEDULE IV

Lock-up Agreements

CCMP Capital Investors II, L.P.

CCMP Capital Investors (Cayman) II, L.P.

GS Capital Partners V Fund, L.P.

GS Capital Partners V Offshore Fund, L.P.

GS Capital Partners V Institutional, L.P.

GS Capital Partners V GmbH & Co. KG

J.P. Morgan Partners (BHCA), L.P.

J.P. Morgan Partners Global Investors, L.P.

J.P. Morgan Partners Global Investors A, L.P.

J.P. Morgan Partners Global Investors (Cayman), L.P.

J.P. Morgan Partners Global Investors (Cayman) II, L.P.

J.P. Morgan Partners Global Investors (Selldown), L.P.

J.P. Morgan Partners Global Investors (Selldown) II, L.P.

Thomas H. Lee Equity Fund VI, L.P.

Thomas H. Lee Parallel Fund VI, L.P.

Thomas H. Lee Parallel (DT) Fund VI, L.P.

THL Equity Fund VI Investors (Aramark), LLC

THL Coinvestment Partners, L.P.

Putnam Investment Holdings, LLC

Putnam Investment Employees’ Securities Company III, LLC

Warburg Pincus Private Equity IX, L.P.

Joseph Neubauer

National Philanthropic Trust

Todd M. Abbrecht

David A. Barr

Sanjeev Mehra

Stephen P. Murray

Eric Foss

Lynn B. McKee

Stephen Reynolds

L. Frederick Sutherland

Stephen Reynolds as Attorney-in-Fact for the Management

Selling Stockholders named in Schedule II to the Underwriting Agreement